EXHIBIT 32
CERTIFICATIONS
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report of Flowers Foods, Inc. (the “company”) on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of the dates and for the periods expressed in the Report.

/s/ George E. Deese

George E. Deese
Chairman of the Board, President
and Chief Executive Officer

/s/ Jimmy M. Woodward

Jimmy M. Woodward
Senior Vice President,
Chief Financial Officer and
Chief Accounting Officer
Date: March 1, 2006
      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.